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                                                                     Exhibit 5

                              WILMER, CUTLER & PICKERING

                                  2445 M Street, N.W.
                              Washington, D.C. 20037-1420
                               Telephone (202) 663-6000
                               Facsimile (202) 663-6363


                                       June 8, 1998


Navigant International, Inc.
84 Inverness Circle East
Englewood, Colorado 80112

Gentlemen:

    As special counsel for Navigant International, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, first filed with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 19, 1998, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on May 5, 1998, Amendment
No. 2 to the Registration Statement filed with the Commission on May 18, 1998 and Amendment No. 3 to the Registration Statement filed with the Commission on June 3, 1998, as may be further amended or supplemented (collectively, the "Registration Statement"), with respect to the distribution (the "Distribution") of up to 10,968,951 shares of the Company's Common Stock, $.001 par value, by U.S. Office Products Company (the "Shares") in a spin-off transaction.

    In connection with the foregoing, we have examined (i) the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on February 12, 1998; (ii) the Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 5, 1998; (iii) the By-Laws of the Company; (iv) the form of stock certificate for common stock of the Company, and (v) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deemed necessary to render this opinion.

    Based on such examination and assumption, we are of the opinion that:

    1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

    2. The Shares have been duly authorized and when distributed in accordance with the Registration Statement will be validly issued, fully paid and nonassessable.

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Navigant International, Inc.
June 8, 1998
Page 2


    We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to us in the Prospectus which is part of the Registration Statement.


                                       Very truly yours,


                                       WILMER, CUTLER & PICKERING


                                       By: /s/ Thomas W. White
                                           ----------------------------------
                                           Thomas W. White, a partner